Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--550, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-55881 of our opinion dated December 20, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 24, 1996